As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-75614

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PALM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3150688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 N. McCarthy Blvd.

Milpitas, California 95035

(408) 503-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eric A. Benhamou

Palm, Inc.

400 N. McCarthy Blvd.

Milpitas, California 95035

(408) 503-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq.	Mary E. Doyle
Katharine A. Martin, Esq.	Palm, Inc.
Wilson Sonsini Goodrich & Rosati	400 N. McCarthy Blvd.
Professional Corporation	Milpitas, California 95035
650 Page Mill Road	(408) 503-7000
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐___________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This Post-Effective Amendment No. 3 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c) may determine.

DEREGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment No. 3 to our Registration Statement on Form S-3 (File No. 333-75614), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 3, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 3, 2003.

PALM, INC.

By:	/s/ JUDY BRUNER
Name:	Judy Bruner
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

* Eric A. Benhamou	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 3, 2003

/s/ JUDY BRUNER Judy Bruner	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 3, 2003

Todd Bradley	Director

* Gordon A. Campbell	Director	July 3, 2003

* Gareth C.C. Chang	Director	July 3, 2003

* Jean-Jacques Damlamian	Director	July 3, 2003

* Michael Homer	Director	July 3, 2003

* David C. Nagel	Director	July 3, 2003

* Susan G. Swenson	Director	July 3, 2003

*By: /s/ JUDY BRUNER Judy Bruner Attorney-in-Fact